EXHIBIT 32.1

Certification of Chief Executive Officer and Chief Financial Officer

Pursuant to 18 U.S.C. Section 1350

Solely for the purposes of complying with 18 U.S.C. Section 1350, we, the undersigned Chief Executive Officer and Chief Financial Officer, respectively, of C2, Inc. (the “Company”), hereby certify, based on our knowledge, that the Annual Report on Form 10-K of the Company for the year ended December 31, 2003 (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ William Donavan
William T. Donovan
March 9, 2004

/s/ John Buono
John Buono
March 9, 2004